Exhibit 99.1
FOR IMMEDIATE RELEASE
BUTLER SCHEIN ANIMAL HEALTH ACQUIRES MAJORITY OWNERSHIP
OF TWO LEADING VETERINARY SOFTWARE COMPANIES
Company’s Veterinary Practice Management Offering Now Includes
AVImark, ImproMed Infinity and DVM Manager
MELVILLE, N.Y. , — February 18, 2011 — Butler Schein Animal Health, the largest companion animal health distributor in the United States and the domestic veterinary business of Henry Schein, Inc. (NASDAQ: HSIC), today announced that it has further strengthened its strategy of helping customers operate more efficient and profitable practices by acquiring majority ownership positions in two of the leading veterinary practice management software solution companies: McAllister Software Systems, LLC (MSS), creator of the AVImark® practice management system; and ImproMed, Inc. (ImproMed), creator of the Infinity practice management software product. MSS and ImproMed will operate as subsidiaries of Butler Schein Animal Health.
     For 2010, MSS and ImproMed had combined sales of approximately $25 million. Henry Schein expects these transactions in the aggregate to be slightly dilutive (approximately $0.01) to 2011 diluted EPS, and accretive thereafter. Financial terms were not disclosed.
     “Our animal health business has become increasingly important to Henry Schein, as has our commitment to offering the latest technology solutions to our veterinary customers,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. “With the addition of these two outstanding companies, we expand the veterinary practice management offering that we provide to our customers and further enhance the vital role that Butler Schein Animal Health plays as a consultative partner to more than 26,000 veterinary practices in the United States. At the same time, we strengthen our ability to forge even stronger relationships with manufacturers of veterinary pharmaceuticals, diagnostics and pet food companies.”
     Based in Piedmont, Missouri, MSS has more than 150 employees, and provides its products and services to nearly 10,000 veterinary practices in the United States, Canada and South Africa. In addition to AVImark, a market-leading solution for veterinary practices, the company offers award-winning technology support and various ancillary products and services. MSS will continue to be led by Scott McAllister, President, along with his leadership team, and will maintain its headquarters in Piedmont.
-more-

     With more than 100 employees and approximately 4,000 practices as customers, ImproMed will maintain its headquarters in Oshkosh, Wisconsin. The company will continue to be led by its President, Ronald A. Detjen, while Vice President, Hallie A. Detjen will lead day-to-day operations. Infinity, a market-leading solution for veterinary practices, will continue to be ImproMed’s primary software solution.
     “We are delighted to welcome Ron Detjen and the ImproMed team and Scott McAllister and the MSS team to Team Schein,” said Kevin R. Vasquez, Chairman, President and Chief Executive Officer of Butler Schein Animal Health. “Butler Schein, ImproMed and MSS share a rich history of innovation and customer service, and collectively we provide a substantial platform in veterinary practice software solutions, offering our customers a wide selection of choices to meet their unique practice needs. These additions to our offering expand our software portfolio that currently includes DVM Manager. We will continue to provide the highest quality of support for DVM Manager and excellent service to our customers, and look forward to the next generation of products.”
     “In any market, choice from an array of high-quality products is one of the greatest benefits that can be offered to customers,” said Mr. Detjen. “That certainly holds true with respect to providing veterinarians with software solutions. There is no question that Butler Schein is now the industry leader in providing customers with the greatest range of products, services and software solutions for operating a successful practice.”
     “As a subsidiary of Butler Schein, we look forward to being part of a comprehensive offering of software solutions for veterinary practices across the country,” said Mr. McAllister. “With the resources of a Fortune 500® multinational company like Henry Schein, we are confident that we can continue to build on our success for the benefit of all of our customers.”
About McAllister Software Systems
     Since 1988, McAllister Software Systems, a subsidiary of Butler Schein Animal Health, has provided the animal health industry with unparalleled and uncompromising excellence in computer software. McAllister Software Systems began selling the Windows®-based AVImark product in 1990, and in 1991 Henry Schein became the exclusive distributor and sales agent for McAllister Software Systems. AVImark is user friendly and contains all of the information a veterinarian needs for treating each patient — viewable on one screen. The AVImark software package is competitively priced and can power an entire veterinary practice, eliminating the need to purchase additional modules for added capabilities. In addition, AVImark enables complete electronic medical records and paperless practices, and is backed by award-winning training and technical support. For more information, please visit www.avimark.net.
-more-

About ImproMed, Inc.
     ImproMed, a subsidiary of Butler Schein Animal Health, is a leading developer and provider of business and medical management software for the veterinary industry. ImproMed’s initial product, Infinity, has brought veterinary practice management to an entirely new level by offering industry leading innovations and advancements. ImproMed’s commitment to improving the veterinary business management industry began in 1979 with the introduction of the first practice management system. Since then ImproMed has sought to enhance knowledge management by offering the leading advancements in technology, interfaces with more companies and software solutions for today’s veterinarian. For more information, visit www.impromed.com.
About Butler Schein Animal Health
     Butler Schein Animal Health, the domestic veterinary division of Henry Schein, Inc., is the leading companion animal health distribution company in the United States. Headquartered in Dublin, Ohio, Butler Schein Animal Health employs approximately 900 Team Members, including 300 field sales representatives and 200 telesales and customer support representatives. With 17 strategically positioned, state-of-the-art distribution facilities and 12 inside sales centers nationwide, Butler Schein Animal Health maintains an order-to-fill ratio in excess of 98 percent.
     Partnering with more than 400 leading animal health manufacturers worldwide, Butler Schein Animal Health is positioned to bring the broadest selection of veterinary products and strategic solutions to more than 26,000 veterinary professionals nationwide, including: a comprehensive product offering for companion animal, equine and large animal practices; quality private-label products at an affordable value; an extensive line of capital equipment and supply products; as well as biologics, diagnostics, nutritionals, parasiticides and pharmaceuticals. For more information, visit www.butlerschein.com.
About Henry Schein
     Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is the largest distributor of products and services to office-based health care practitioners. The Company is recognized for its excellent customer service and highly competitive prices. The Company’s five businesses — North American Dental, North American Medical, North American Animal Health, International and Technology — serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health practices, as well as government and other institutions.
     The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and
-more-

Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
     Headquartered in Melville, N.Y., Henry Schein employs more than 14,000 people and has operations or affiliates in 24 countries. The Company’s net sales reached a record $6.5 billion in 2009. For more information, visit the Henry Schein Web site at www.henryschein.com.
In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: recently enacted healthcare legislation; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; general economic conditions; decreased customer demand and changes in vendor credit terms; disruptions in financial markets; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562
# # #